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                                                                     EXHIBIT 5.1


                         [HAYNES AND BOONE LETTERHEAD]


                               September 3, 1996


Kitty Hawk, Inc.
1515 West 20th Street
Dallas/Fort Worth International Airport, Texas  75261

         Re:     Registration of 3,450,000 shares of Common Stock of Kitty
                 Hawk, Inc.

Gentlemen:

         We have acted as counsel to Kitty Hawk, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (Registration No. 333-8307) and the amendments thereto (the Registration Statement, as amended, is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (i) the offer and sale by the Company of up to 2,700,000 shares of its Common Stock, par value $0.01 per share ("Common Stock") and (ii) the offer and sale of up to 750,000 shares of Common Stock by the Selling Stockholder (herein so called) identified in the Registration Statement. The shares of Common Stock to be sold by the Company are hereinafter referred to as the "Company Securities" and the shares of Common Stock to be sold by the Selling Stockholder are hereinafter referred to as the "Stockholder Securities." The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to, the internal substantive laws of the State of Texas, the General Corporation Laws of the State of Delaware and applicable federal laws of the United States of America.

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and the Bylaws of the Company, as amended; (ii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the shares of Company Securities and Stockholder Securities; (iii) the Registration Statement and all exhibits thereto; (iv) the form of Underwriting Agreement (herein so called), to be entered into among the Company, the Selling Stockholder, and Smith Barney Inc., Alex. Brown & Sons Incorporated and Fieldstone FPCG Services, L.P., as Underwriters named in the Underwriting Agreement; (v) such other documents and instruments as we have deemed
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Kitty Hawk, Inc.
September 3, 1996
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necessary for the expression of the opinions contained herein and (vi) the specimen Common Stock certificate filed as Exhibit 4.1 to the Registration Statement.

         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. We have assumed that the Underwriting Agreement will be executed in substantially the same form submitted to us. Finally, we have assumed that all formalities required by the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law will be complied with when the Stockholder Securities and the Company Securities are issued.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the Stockholder Securities will, when sold, be validly issued, fully paid and nonassessable and (ii) the Company Securities, upon receipt by the Company of the full consideration for the Company Securities in accordance with the terms of the Underwriting Agreement and upon passage of the pricing resolutions of the Pricing Committee of the Company's Board of Directors, will, when sold, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to this firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.

                                        Very truly yours,



                                        Haynes and Boone, LLP